UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 3, 2002

                            PRO-PHARMACEUTICALS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                     Nevada
                 (State or Other Jurisdiction of Incorporation)

       000-32877                                          04-3562325
(Commission File Number)                       (IRS Employer Identification No.)

189 Wells Avenue, Suite 200, Newton, Massachusetts                      02459
     (Address of Principal Executive Offices)                         (Zip Code)

                                 (617) 559-0033
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events

      Pro-Pharmaceuticals, Inc. amends and restates its Current Report on Form 8-K filed September 5, 2002 as follows:

      Pro-Pharmaceuticals, Inc. (the "Company") is undertaking as of September 3, 2002 to offer and sell at one dollar per share up to 10,000,000 shares of its common stock in a private placement exempt from registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933. Such shares will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirement. As previously reported in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002, the Company had commenced in August 2002 a private placement of up to 910,000 units, offered at $7.24 each, of one share of the Company's Series A Preferred Stock and one warrant exercisable at $5.50 to purchase one share of its common stock. Due to the difficult capital market conditions for biotechnology companies, as well as investor response to the Company's August private placement, the Company has determined to terminate that private placement. The Company plans to use proceeds from this private placement consistent with planned uses disclosed in connection with the August placement, namely working capital primarily for Phase I clinical trials in humans of the Company's DAVANAT(TM) product in combination with 5-Fluorouracil (5-FU), a widely-used cancer chemotherapy drug, preparation and filing of additional investigational new drug applications with the U.S. Food and Drug Administration, and continuation of preclinical experiments. As disclosed in the Company's Quarterly Report noted above, the Company is conducting planning activities for Phase I trials following the FDA's acceptance as of June 26, 2002 of the Company's IND based on data obtained from preclinical toxicity studies in animals of 5-FU in combination with DAVANAT(TM).

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        PRO-PHARMACEUTICALS, INC.
                                               (Registrant)


                                        By: /s/ Maureen Foley
                                            ------------------------------------
                                            Maureen Foley, Chief Operating
                                            Officer

Date: September 18, 2002


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